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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report November 24, 1999
              (Date of earliest event reported: November 12, 1999)

                    INTERNATIONAL MENU SOLUTIONS CORPORATION

             (Exact name of registrant as specified in its charter)


            Nevada                     001-15011                   91-1849433
 (State or other jurisdiction of    (Commission File  (IRS Employer
          incorporation)               Number)          Identification No.)


           350 Creditstone Road, Unit 202, Concord, Ontario, Canada   L4K 3Z2
                  (Address of Principal Executive Offices)           (Zip Code)


                                 (416) 366-6368
              (Registrant's telephone number, including area code)


                                 Not applicable.
          (Former name or former address, if changed since last report)




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         ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         A wholly-owned subsidiary of the Registrant, International Menu Solutions USA, Inc., a Delaware corporation ("International USA"), completed the purchase of substantially all of the assets of Huxtable's Foods, L.L.C., a Delaware limited liability company ("Seller"). The purchase was completed pursuant to an Asset Purchase Agreement, entered into as of November 12, 1999 (the "Agreement"), whereby International USA acquired substantially all of the assets of Seller's business, which primarily consists of assets necessary to develop, manufacture, market, distribute and sell processed food products. Under the Agreement, the purchase price required to be paid by International USA and the Registrant consists of an initial cash payment, in the amount of $3,080,000 plus up to four future contingent payments (each an "Earnout Payment" and together, the "Earnout Payments") payable in shares of common stock of Registrant, or cash if so elected in accordance with the Agreement, based upon an adjusted EBITDA calculation. Of the initial $3,080,000 payment, $200,000 was deposited into escrow so that deductions of up to $200,000 could be made to the purchase price for amounts paid by Seller to satisfy certain liabilities of Seller. Each of the four Earnout Payments will be determined on an adjusted EBITDA calculation for the respective period ending December 31, 1999, 2000, 2001 or 2002; provided, however, that each Earnout Payment, if achieved, will be subject to certain limitations set forth in the Agreement. The maximum Earnout Payments will be no more than five times the adjusted EBITDA for either 2001 or 2002, subject to a possible adjustment based upon gross margin and adjusted EBITDA in the final year, subject to the terms of the Agreement. Registrant will not be obligated to issue shares of common stock to Seller that, in the aggregate, would cause Seller together with its affiliates to own more than 20% of the total outstanding shares of Registrant's common stock.

         Registrant used funds available as part of its existing cash resources in order to fund the initial payment. The Registrant should have sufficient shares of authorized common stock to fund the remaining contingent purchase price payments, if such payments arise, but cannot ensure that when such payments are due, sufficient authorized common stock will be available for issuance under the Agreement. In addition, if the Registrant issues such authorized common stock for other purposes prior to any contingent purchase price payments becoming due, the Registrant might be required to authorize additional common stock in order to fund such payments. Such additional financing might be raised through the issuance of debt or equity securities, borrowings under bank or other credit facilities or through the proceeds from other sources of financing.

    ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)  Financial Statements of Businesses Acquired.

         The financial statements required by this item are not included in this initial report on Form 8-K but will be filed by amendment not later than 60 days after the date that this initial report on Form 8-K is required to be filed.

         (b)  Pro Forma Financial Information.

         The financial statements required by this item are not included in this initial report on Form-K but will be filed by amendment not later than 60 days after the date that this initial report on Form 8-K is required to be filed.

         (c)  Exhibits.

          2.1 Asset Purchase Agreement, entered into as of November 12, 1999, by and between Registrant, International Menu Solutions USA, Inc. and Huxtable's Foods, L.L.C.

         99.1 Press release issued by Registrant on November 19, 1999.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    INTERNATIONAL MENU SOLUTIONS CORPORATION

                                    By:  /S/ MICHAEL STEELE
                                         ---------------------------


                                         Michael Steele
                                         President and Chief Executive Officer

Dated:    November 24, 1999
























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